RiverNorth Opportunities Fund, Inc.

Articles Supplementary

Series B  Mandatory Redeemable Preferred Stock

RiverNorth Opportunities Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

First:  The Corporation is authorized under Article V of the charter of the Corporation (which, as restated, amended or supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”) to issue 50,000,000 shares of stock, of which 46,090,000 are shares of Common Stock, $0.0001 par value per share (“Common Stock”) and 3,910,000 are shares of Series A Perpetual Preferred Stock, $0.0001 par value per share.

Second: Pursuant to the authority contained in Article V of the Charter and Section 2-208 of the Maryland General Corporation Law, the Board of Directors by duly adopted resolutions reclassified and designated 3,000,000 shares of authorized but unissued Common Stock as shares of a new series of Preferred Stock (as defined in the Charter) designated as Series B Mandatory Redeemable Preferred Stock, par value $0.0001 per share, liquidation preference $25.00 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

Mandatory Redeemable Preferred (“MRP”) Shares

Designation and Terms

Preferred Stock:  (i) 3,000,000 shares of Common Stock are reclassified and designated as Series B Mandatory Redeemable Preferred Stock, par value $0.0001 per share, liquidation preference $25.00 per share (the “Series B MRP Shares”).

The initial Dividend Period for the Series B MRP Shares shall be the period from and including the Original Issue Date thereof to and including September 30, 2026.  Each Series B MRP Share will have a dividend rate equal to the Applicable Rate, as determined from time to time; and subject to adjustment pursuant to Section 2(c) hereof.  Each Series B MRP Share shall have such other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to shares of Preferred Stock, as are set forth herein.  The Series B MRP Shares shall constitute a separate series of Preferred Stock.

Subject to the provisions of Section 3(i) and Section 6 hereof, the Board of Directors of the Corporation may, in the future, authorize the issuance of additional Preferred Stock with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms herein described, except that the initial Dividend Period, the Applicable Rate for the initial Dividend Period and the initial Dividend Payment Date shall be as set forth in the Articles Supplementary relating to such additional Preferred Stock.

As used herein, capitalized terms not otherwise defined herein shall have the meanings provided in Section 12 hereof.

Section 1. Number of Shares; Ranking.

 (a) The number of authorized Series B MRP Shares is 3,000,000 shares.  No fractional Series B MRP Shares shall be issued.

 (b) Any Series B MRP Shares which at any time have been redeemed or purchased by the Corporation shall, after redemption or purchase, be returned to the status of authorized but unissued Common Stock of the Corporation, until reclassified by the Board of Directors.

 (c) The Series B MRP Shares shall rank (i) on a parity with each other and any other class or series of Preferred Stock as to the payment of dividends to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation and (ii) senior to Common Stock as to payment of dividends to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.

 (d) No Holder of Series B MRP Shares shall have, solely by reason of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Directors, other right to acquire, purchase or subscribe for any Series B MRP Shares, Common Stock or other securities of the Corporation which it may hereafter issue or sell.

 (e) No Holder of Series B MRP Shares shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the Maryland General Corporation Law (the “MGCL”) or any successor provision, except that each such Holder shall be entitled to exercise such rights if and so long as any of the holders of Common Stock or Preferred Stock is entitled to exercise such rights.

Section 2. Dividends.

 (a) The Holders of Series B MRP Shares shall be entitled to receive monthly cumulative cash dividends, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available therefor, at the rate per annum equal to the Applicable Rate (or the Default Rate), and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2.  Dividends on Outstanding Series B MRP Shares shall accumulate from and including the Original Issue Date.

 (b) (i)  Dividends shall be payable monthly on Series B MRP Shares when, as and if authorized by the Board of Directors and declared by the Corporation beginning on the initial Dividend Payment Date, and with respect to any Dividend Period thereafter on each Dividend Payment Date.

 (ii) Except as otherwise set forth herein, the Corporation shall pay an aggregate amount of federal funds or similar same‑day funds, equal to the dividends to be paid to all Holders of such shares on each Dividend Payment Date in accordance with Section 14 of the Securities Purchase Agreement.  The Corporation shall not be required to establish any reserves for the payment of dividends.

 (iii) Each dividend on Series B MRP Shares shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the stock ledger or stock records of the Corporation at the start of business on the Dividend Payment Date.  Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the stock ledger or stock records of the Corporation at the close of business on a date, not exceeding 5 days preceding the payment date thereof, as may be fixed by the Board of Directors.  No interest will be payable in respect of any dividend payment or payments which may be in arrears; provided however that the Dividend Rate may be increased in such circumstances as set forth herein.

 (c) (i) So long as the Series B MRP Shares are rated on any date no less than “A” by Moody’s (and no less than an equivalent of such rating by each Other Rating Agency), the dividend rate on the Outstanding Series B MRP Shares (the “Dividend Rate”) shall be the Applicable Rate.  If the lowest credit rating assigned on any date of the Series B MRP Shares by Moody’s or any Other Rating Agency is equal to one of the ratings set forth in the table below (or its equivalent by an Other Rating Agency), the Dividend Rate for the Series B MRP Shares shall be adjusted during such period by adding the respective enhanced dividend amount (which shall not be cumulative) set opposite such rating (or the equivalent rating from any Other Rating Agency) to the Applicable Rate.

Moody’s Equivalent	Enhanced Dividend Amount
“A3”	0.5%
“Baa1” to “Baa3”	2.0%
“Ba1” or below	4.0%

The Corporation shall, at all times, use its reasonable best efforts to cause at least one NRSRO to maintain a current rating on the Series B MRP Shares.  If, notwithstanding the foregoing requirements of this Section 2(c)(i), no Rating Agency is rating the Outstanding Series B MRP Shares, the Dividend Rate (so long as no such rating exists) on the Outstanding Series B MRP Shares shall be equal to the Applicable Rate plus 4.0% unless the Dividend Rate is the Default Rate, in which case the Dividend Rate shall remain the Default Rate.

 (ii) Subject to the cure provisions below, a “Default Period” will commence on any Dividend Payment Date or any date on which the Corporation would be required to redeem any

Series B MRP Shares regardless of whether any of the conditions of the Special Proviso in Section 3(a)(iv) were applicable, if the Corporation fails to pay directly in accordance with Section 14 of the Securities Purchase Agreement by 1:00 p.m., New York City time, (A) the full amount of any dividends payable on the Dividend Payment Date (a “Dividend Default”) or (B) the full amount of any redemption price payable with respect to any redemption required hereunder regardless of whether any of the conditions of the Special Proviso exists (the “Redemption Date”) (a “Redemption Default,” and together with a Dividend Default, is hereinafter referred to as “Default”).  Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends, and in the case of a Redemption Date, any unpaid redemption price, shall have been directly paid in accordance with Section 14 of the Securities Purchase Agreement.  In the case of a Default, the Dividend Rate for each day during the Default Period will be equal to the Default Rate.

 (iii) No Default Period with respect to a Dividend Default or Redemption Default (if such default is not solely due to the willful failure of the Corporation) shall be deemed to commence if the amount of any dividend or any redemption price due is paid in accordance with Section 14 of the Securities Purchase Agreement within three Business Days (the “Default Rate Cure Period”) after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non‑payment based on the actual number of days within the Default Rate Cure Period divided by 360.

 (iv) The amount of dividends per share payable on each Dividend Payment Date of each Dividend Period (including the first Dividend Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period by a fraction, the numerator of which shall be 30 and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per Series B MRP Share, and rounding the amount so obtained to the nearest cent.  Dividends payable on any Series B MRP Shares for any period of less than a full monthly Dividend Period, including upon any redemption of such shares on any date other than on a Dividend Payment Date, shall be computed by multiplying the Applicable Rate (or the Default Rate, if applicable) for such period by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per Series B MRP Share, and rounding the amount so obtained to the nearest cent.

 (d) Any dividend payment made on Series B MRP Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such Series B MRP Shares.

 (e) For so long as the Series B MRP Shares are Outstanding, the Corporation will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other shares of capital stock, if any, ranking junior to the Series B MRP Shares as to dividends or upon liquidation) with respect to Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series B MRP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other such junior stock (except by conversion into or exchange for shares of the

Corporation ranking junior to the Series B MRP Shares as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of the Corporation ranking junior to or on a parity with the Series B MRP Shares as to dividends and upon liquidation), unless (1) immediately after such transaction the Series B MRP Shares Asset Coverage would be achieved and the Corporation would satisfy the MRP Shares Basic Maintenance Amount, (2) full cumulative dividends on the Series B MRP Shares due on or prior to the date of the transaction have been declared and paid, and (3) the Corporation has redeemed the full number of Series B MRP Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a) (without regard to the provisions of the Special Proviso); (clauses (1),(2) and (3) are together the “2(e) Requirements”).

Section 3. Redemption.

 (a) (i) The Corporation may, at its option, redeem in whole or in part out of funds legally available therefor, Series B MRP Shares at any time and from time to time in an amount not less than 5% of the Corporation’s Series B MRP Shares, upon not less than 20 days nor more than 40 days’ notice as provided below, at the sum of (A) the Series B MRP Liquidation Preference Amount (as defined herein) plus an amount equal to accumulated but unpaid dividends and other distributions on the Series B MRP Shares (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the date fixed for redemption, plus (B) the Make-Whole Amount (which in no event shall be less than zero), provided however, the Corporation may, at its option (i) redeem the Series B MRP Shares within three (3) months prior to the Series B Term Redemption Date, at the Series B MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the date fixed for redemption.  Notwithstanding the foregoing, the Corporation shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless (in the case of any partial redemption of Series B MRP Shares), on the date on which the Corporation intends to give such notice and on the date of redemption, the Corporation would satisfy the MRP Shares Basic Maintenance Amount and the Series B MRP Shares Asset Coverage is greater than or equal to 225% immediately subsequent to such redemption, if such redemption were to occur on such date.

 (ii) In addition to subparagraph (a)(i) of this Section, if the Series B MRP Shares Asset Coverage is less than or equal to 235%, for any five Business Days within a ten‑Business Day period, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination within the ten‑Business Day period, the Corporation, upon not less than 12 days nor more than 40 days’ notice as provided below, may redeem the Series B MRP Shares at the Series B MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Corporation, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 2% of the Series B MRP Liquidation Preference Amount.  The amount of Series B MRP Shares that may be redeemed under this provision shall not exceed an amount of Series B MRP Shares which results in a Series B MRP Shares Asset Coverage of more than 250% pro forma for such redemption, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

 (iii) If the Corporation fails to maintain on any Valuation Date, the Series B MRP Shares Asset Coverage or the MRP Shares Basic Maintenance Amount (any such day, an “Asset Coverage Cure Date”), the Corporation shall, subject to Section 3(a)(iv), redeem the number of Series B MRP Shares provided below at the Series B MRP Liquidation Preference Amount plus an amount equal to accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Corporation, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 1% of the Series B MRP Liquidation Preference Amount.  The number of Series B MRP Shares to be redeemed upon the Corporation’s failure to maintain the Series B MRP Shares Asset Coverage or the MRP Shares Basic Maintenance Amount on any Valuation Date will be equal to the product of (A) the quotient of the number of Outstanding Series B MRP Shares divided by the aggregate number of outstanding Preferred Stock of the Corporation (including the Series B MRP Shares) which have an asset coverage test greater than or equal to 225% times and (B) the minimum number of outstanding shares of Preferred Stock of the Corporation (including the Series B MRP Shares) the redemption of which would result in the Corporation satisfying the Series B MRP Shares Asset Coverage and the MRP Shares Basic Maintenance Amount as of a date that is no more than 30 days after an Asset Coverage Cure Date (provided that, if there is no such number of Series B MRP Shares the redemption of which would have such result, the Corporation shall, subject to Section 3(a)(iv), redeem all Series B MRP Shares then Outstanding). Notwithstanding the foregoing, if the Corporation satisfies the Series B MRP Shares Asset Coverage and the MRP Shares Basic Maintenance Amount as of a date that is no more than 30 days after an Asset Coverage Cure Date before taking into account any redemptions of Preferred Stock, the Corporation shall not be obligated to redeem any shares of Preferred Stock under this Section 3(a)(iii).  The asset coverage in respect of the Series B MRP Shares provided for in this Section 3(a)(iii) shall be determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

 (iv) In determining the Series B MRP Shares to be redeemed in accordance with the foregoing Section 3(a) in the case of a partial redemption, the Corporation shall allocate the number of shares to be redeemed pursuant to this Section 3 pro rata among the Holders of Series B MRP Shares in proportion to the number of Series B MRP Shares they hold.  The Corporation shall effect any redemption pursuant to subparagraph (a)(iii) of this Section 3 no later than 40 calendar days after the Asset Coverage Cure Date (a “Mandatory Redemption Date”), provided, that if (1) the Corporation does not have funds legally available for the redemption of, or (2) is not permitted under the  Credit Agreement or any agreement or instrument consented to by the holders of a 1940 Act Majority of the Outstanding Preferred Stock pursuant to Section 4(f)(iii) to redeem or (3) is not otherwise legally permitted to redeem, the number of Series B MRP Shares which would be required to be redeemed by the Corporation under subparagraph (a)(iii) of this Section 3 if sufficient funds were available, together with shares of other Preferred Stock which are subject to mandatory redemption under provisions similar to those contained in this Section 3 (the foregoing provisions of clauses (1), (2) and (3) of this proviso being referred to as the “Special Proviso”), the Corporation shall redeem those Series B MRP Shares, and other shares of Preferred Stock which it was unable to redeem, on the earliest practicable date on which the Corporation will have such funds available and is otherwise not prohibited from redeeming pursuant to the Credit Agreement, or such agreement or instrument consented to by the holders of the 1940 Act Majority of the Outstanding Preferred Stock pursuant to Section 4(f)(iii) or applicable laws, upon notice pursuant to Section 3(b) to record owners of the Series B MRP Shares to be redeemed.  The

Corporation will make a payment of funds to the Holders of the Series B MRP Shares sufficient to redeem the specified number of Series B MRP Shares with respect to a redemption required under subparagraph (a)(iii) of this Section 3, by 1:00 p.m., New York City time, on or prior to the Mandatory Redemption Date.

 (v) The Corporation shall redeem all Outstanding Series B MRP Shares on the Series B Term Redemption Date at the Series B MRP Liquidation Preference Amount plus an amount equal to accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the Series B Term Redemption Date.

 (b) In the event of a redemption pursuant to Section 3(a), the Corporation will, if required by law or regulation, file a notice of its intention to redeem with the Commission under Rule 23c‑2 under the 1940 Act or any successor provision to the extent applicable.  In addition, the Corporation shall deliver a notice of redemption (the “Notice of Redemption”) containing the information set forth below to the Holders of Series B MRP Shares to be redeemed not less than 20 days (in the case of Section 3 (a)(i)), 12 days (in the case of Section 3(a)(ii)), or 3 Business Days (in the case of Sections 3(a)(iii), 12 and 13) and not more than 40 days prior to the applicable redemption date.  Subject to the provisions of the Securities Purchase Agreement regarding notices to the Holders, the Notice of Redemption will be addressed to the Holders of Series B MRP Shares at their addresses appearing on the stock records of the Corporation.  Such Notice of Redemption will set forth (1) the date fixed for redemption, (2) the number and identity of Series B MRP Shares to be redeemed, (3) the redemption price (specifying the amount of accumulated dividends to be included therein and the amount of the Make-Whole Amount, if any, or the redemption premium, if any), (4) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption (so long as redeemed), and (5) the provision of these terms of the Series B MRP Shares under which redemption shall be made.  No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

 (c) Notwithstanding the provisions of paragraph (a) of this Section 3, but subject to Section 5(b), no Series B MRP Shares may be redeemed unless all dividends in arrears on the Outstanding Series B MRP Shares and all shares of capital stock of the Corporation ranking on a parity with the Series B MRP Shares with respect to payment of dividends or upon liquidation have been or are being contemporaneously paid or set apart for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of all Outstanding Series B MRP Shares pursuant to the successful completion of an otherwise lawful purchase, tender or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding Series B MRP Shares.

 (d) Upon payment in accordance with Section 14 of the Securities Purchase Agreement on or prior to the date fixed for redemption and the giving of the Notice of Redemption to the Holders of the Series B MRP Shares under paragraph (b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Corporation has maintained the Series B MRP Shares Asset Coverage or met the MRP Shares Basic

Maintenance Amount), and all rights of the Holder of the shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount.

 (e) To the extent that any redemption for which a Notice of Redemption has been given is not made by reason of the Special Proviso, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited.  Failure to redeem Series B MRP Shares shall be deemed to exist when the Corporation shall have failed, for any reason whatsoever, to pay in accordance with Section 14 of the Securities Purchase Agreement the redemption price with respect to any shares for which such Notice of Redemption has been given in accordance with Sections 3(a) and 3(b) hereof.  Notwithstanding the fact that the Corporation may not have redeemed Series B MRP Shares for which a Notice of Redemption has been given, dividends may be declared and paid on Series B MRP Shares and shall include those Series B MRP Shares for which Notice of Redemption has been given but for which deposit of funds has not been made.

 (f) [Intentionally omitted.]

 (g) Except for the provisions described above, nothing contained in these terms of the Series B MRP Shares limits any right of the Corporation to purchase or otherwise acquire any Series B MRP Shares at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any Series B MRP Shares for which Notice of Redemption has been given, (2) the Corporation is in compliance with the Series B MRP Shares Asset Coverage and the MRP Shares Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof and (3) an offer to purchase or otherwise acquire any Series B MRP Shares is made by the Corporation pro rata to the Holders of all of the Outstanding Series B MRP Shares upon the same terms and conditions with respect to other Outstanding Series B MRP Shares.

 (h) In the case of any redemption pursuant to this Section 3, only whole Series B MRP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Corporation shall be authorized to round up so that only whole shares are redeemed.

 (i) Notwithstanding anything herein to the contrary, the Board of Directors may authorize, create or issue any class or series of shares of capital stock, including other series of mandatory redeemable preferred stock, ranking on a parity with the Series B MRP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation (“Parity Stock”), to the extent permitted by the 1940 Act, if, (i) upon issuance, the Corporation would meet the Series B MRP Shares Asset Coverage and the MRP Shares Basic Maintenance Amount and (ii) in the event the holders of such Parity Stock have the benefit of any rights substantially similar to Sections 2(e), 3(a)(iii), 4(f)(iv) or 4(l) which are additional to or more beneficial than the rights of the Holders of the Series B MRP Shares under such sections, these Articles Supplementary shall be deemed to include such additional or more beneficial rights for the benefit of the Holders of the Series B MRP Shares.

Such rights incorporated herein shall be terminated when and if terminated with respect to such other Parity Stock and shall be deemed amended or modified concurrently with any amendment or modification of such other Parity Stock but, in no event, shall any such termination, amendment or modification affect the remaining rights of the Holders of the Series B MRP Shares.

Section 4. Voting Rights.

 (a) Except for matters which do not require the vote of Holders of Series B MRP Shares under the 1940 Act and except as otherwise provided in the Charter or Bylaws, herein or as otherwise required by applicable law, (1) each Holder of Series B MRP Shares shall be entitled to one vote for each Series B MRP Share held on each matter submitted to a vote of stockholders of the Corporation, and (2) the holders of Outstanding Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to stockholders; provided, however, that the holders of Outstanding Preferred Stock shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of stock of the Corporation, to elect two Directors of the Corporation at all times.  Subject to the foregoing rights of the Holders of the Series B MRP Shares, the identity and class (if the Board of Directors is then classified) of the nominees for such Directors may be fixed by the Board of Directors.  Subject to paragraph (b) of this Section 4, the holders of Outstanding Common Stock and Preferred Stock, voting together as a single class, shall elect the balance of the Directors.

 (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of Directors constituting the Board of Directors shall automatically increase by the smallest number that, when added to the two Directors elected exclusively by the holders of Preferred Stock would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of Preferred Stock shall be entitled, voting as a class on a one‑vote‑per‑share basis (to the exclusion of the holders of all other securities and classes of shares of stock of the Corporation), to elect such smallest number of additional Directors, together with the two Directors that such holders are in any event entitled to elect.  A Voting Period shall commence:

 (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Stock equal to at least two full years’ dividends shall be due and unpaid; or

 (ii) if at any time holders of any shares of Preferred Stock are entitled under the 1940 Act to elect a majority of the Directors of the Corporation.

If a Voting Period has commenced pursuant to Section 4(b)(i), the Voting Period shall not end until all such accumulated dividends are paid to the holders of Preferred Stock or have been otherwise provided for in a manner approved by the holders of the Preferred Stock.  Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 4 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this paragraph (b) of Section 4.

 (c) As soon as practicable after the accrual of any right of the holders of Preferred Stock to elect additional Directors as described in paragraph (b) of this Section 4, the Corporation shall call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of mailing of such notice.  If the Corporation fails to send such notice or if a special meeting is not called at the expense of the Corporation, it may be called by any such holder on like notice.  The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed.  At any such special meeting and at each meeting of holders of Preferred Stock held during a Voting Period at which Directors are to be elected, a majority of such holders, voting as a separate class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of Directors prescribed in paragraph (b) of this Section 4 on a one‑vote‑per‑share basis.

 (d) The terms of office of all persons who are Directors of the Corporation at the time of a special meeting of Holders of the Series B MRP Shares and holders of other Preferred Stock to elect Directors shall continue, notwithstanding the election at such meeting by the Holders of the Series B MRP Shares and such holders of other Preferred Stock of the number of Directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent Directors elected by such holders and the remaining incumbent Directors, shall constitute the duly elected Directors of the Corporation.

 (e) Simultaneously with the termination of a Voting Period, the terms of office of the additional Directors elected by the Holders of the Series B MRP Shares and holders of shares of other Preferred Stock pursuant to paragraph (b) of this Section 4 shall terminate, the number of Directors constituting the Board of Directors shall decrease accordingly, the remaining Directors shall constitute the Directors of the Corporation and the voting rights of such holders to elect additional Directors pursuant to paragraph (b) of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 4.

 (f) So long as any series of the Preferred Stock are Outstanding, the Corporation will not, without the affirmative vote of the holders of a majority of the outstanding Preferred Stock determined with reference to a “majority of outstanding voting securities” as that term is defined in Section 2(a)(42) of the 1940 Act (a “1940 Act Majority”), voting as a separate class:

 (i) amend, alter or repeal (including by merger, consolidation or otherwise) any of the preferences, rights or powers of such class of Preferred Stock so as to adversely affect such preferences, rights or powers and will not amend any provision of the Charter or Bylaws in a manner which would restrict or limit the ability of the Corporation to comply with the terms and provisions of the Securities Purchase Agreement;

 (ii) amend, alter or repeal (including by merger, consolidation or otherwise) any of the provisions of the Charter or Bylaws if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the Series B MRP Shares or the Holders thereof;

 (iii) enter into, become a party to, be bound by or adopt or allow to exist any agreement or instrument or any evidence of indebtedness which contains restrictive covenants intended to limit the right of the Corporation to make dividends, distributions, redemptions or repurchases of Preferred Stock (each a “Restricted Payment Covenant”) which are more restrictive than the most restrictive of the provisions of Section 13(d)(viii) of the Credit Agreement as in effect on September 3, 2026 (other than Restricted Payment Covenants that are more restrictive as a result of (1) a change in the laws or regulations or the Rating Agency Guidelines to which the Corporation is subject or (2) dividends, distributions, redemptions or repurchases of Preferred Stock being  blocked or restricted as a result of the occurrence of any default or event of default as such terms  are defined under any such agreement or instrument).  For the avoidance of doubt, an amendment to, or adoption of, a covenant (other than a Restricted Payment Covenant) in any instrument or agreement evidencing indebtedness of the Corporation (including, without limitation the  Credit Agreement) shall not require the affirmative vote of a 1940 Act Majority of the Holders of the Preferred Stock pursuant to this Section 4(f)(iii);

 (iv) create, authorize or issue shares of any class of capital stock ranking on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking on a parity with the Preferred Stock or reclassify any authorized shares of capital stock of the Corporation into any shares ranking on a parity with the Preferred Stock (except that, notwithstanding the foregoing, but subject to the provision of Section 3(i), the Board of Directors, without the vote or consent of the holders of the Preferred Stock may from time to time authorize, create and classify, and the Corporation, to the extent permitted by the 1940 Act, may from time to time issue, shares or series of Preferred Stock, including other series of Mandatory Redeemable Preferred Stock, ranking on a parity with the Series B MRP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, and may authorize, reclassify and/or issue any additional Series B MRP Shares, including shares previously purchased or redeemed by the Corporation, subject to (i) continuing compliance by the Corporation with Series B MRP Shares Asset Coverage requirement and the MRP Shares Basic Maintenance Amount and, in all material respects, the other provisions of these Articles Supplementary, and (ii) the payment in full of all accrued and unpaid dividends on the Series B MRP Shares and the effectuation of all redemptions required in respect of the Series B MRP Shares, in each case, without regard to the Special Proviso in Section 3(a)(iv) except to the extent the proceeds of the issuance of such Preferred Stock are used to pay such dividends in full and to effect all such redemptions);

 (v) liquidate or dissolve the Corporation;

 (vi) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Corporation’s assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to the Series B MRP Shares or arising in connection with any futures contracts or options thereon, interest rate swap or cap transactions, forward rate transactions, put or call options, short sales of securities or other similar transactions, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (vii) below and (E) liens to secure payment for services rendered, including, without limitation, services rendered by the Corporation’s custodian;

 (vii) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Corporation may borrow and issue indebtedness as may be permitted by the Corporation’s investment restrictions or as may be permitted by the 1940 Act;

 (viii) create, authorize or issue any shares of capital stock of the Corporation which are senior to the Series B MRP Shares with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Corporation.

 (g) The affirmative vote of the holders of a 1940 Act Majority of the Outstanding shares of Preferred Stock, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act.

 (h) The affirmative vote of the holders of a 1940 Act Majority of the Series B MRP Shares, voting separately as a series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of the Series B MRP Shares in a manner different from that of other separate series of classes of the Corporation’s shares of capital stock.  The vote of holders of any shares described in this Section 4(h) will in each case be in addition to a separate vote of the requisite percentage of Common Stock and/or Preferred Stock, if any, necessary to authorize the action in question.

 (i) Unless otherwise required by law, Holders of Series B MRP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.  The Holders of Series B MRP Shares shall have no rights to cumulative voting.

 (j) The foregoing voting provisions will not apply with respect to the Series B MRP Shares if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

 (k) Any vote, amendment, waiver, or consent granted or to be effected by any Holder of Series B MRP Shares that has agreed to transfer such Series B MRP Shares to the Corporation or any Affiliate of the Corporation and has agreed to provide such waiver, vote, amendment or modification as a condition to such transfer shall be void and of no effect except as to such Holder.

 (l) So long as any shares of Preferred Stock are Outstanding, the Corporation will not, without the affirmative vote of (1) the holders of a 1940 Act Majority of the outstanding shares of Preferred Stock, voting as a separate class, and (2) the holders of a 1940 Act Majority of the holders of the Series B MRP Shares, voting as a separate series, create, authorize or issue shares of any class or series of capital stock ranking senior to the Preferred Stock with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to the Preferred Stock or reclassify any authorized shares of capital stock of the Corporation into any shares ranking senior to the Preferred Stock.

 (m) The Holders of Series B MRP Shares shall have exclusive voting rights on any Charter amendment that would alter the contract rights, as expressly set forth in the Charter, of only the Series B MRP Shares.

Section 5. Liquidation Rights.

 (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Series B MRP Shares then Outstanding, together with holders of shares of any Preferred Stock ranking on a parity with the Series B MRP Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Corporation (or the proceeds thereof) available for distribution to its stockholders after satisfaction of claims of creditors of the Corporation, but before any distribution or payment shall be made in respect of the Common Stock, an amount equal to the liquidation preference with respect to such shares.  The liquidation preference for Series B MRP Shares shall be $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full.  No redemption premium (including without limitation any Make-Whole Amount) shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares.  In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the liquidation preference of the Series B MRP Shares will not be added to the Corporation’s total liabilities.

 (b) If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding shares of Preferred Stock ratably in any distribution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.

 (c) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, until payment in full is made to the Holders of Series B MRP Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of Common Stock or any other class or series of shares of capital stock of the Corporation ranking junior to Series B MRP Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Stock or any other class of shares of capital stock of the Corporation ranking junior to Series B MRP Shares upon dissolution, liquidation or winding up.

 (d) A consolidation, reorganization or merger of the Corporation with or into any company, trust or other legal entity, or a sale, lease or exchange of all or substantially all of the assets of the Corporation in consideration for the issuance of equity securities of another company, trust of other legal entity shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 5.

 (e) After the payment to the holders of Preferred Stock of the full preferential amounts provided for in this Section 5, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

 (f) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with Series B MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the Holders of the Series B MRP Shares as provided in paragraph (a) of this Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to Series B MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series B MRP Shares shall not be entitled to share therein.

Section 6. Certain Other Restrictions.

If the Rating Agency Guidelines require the Corporation to receive a prior written confirmation that certain actions would not impair the rating then assigned by the Rating Agency to the Series B MRP Shares, then the Corporation will not engage in such actions unless it has received written confirmation from each such Rating Agency that such actions would not impair the rating then assigned by such Rating Agency.

Section 7. Compliance Procedures for Asset Maintenance Tests.

For so long as any Series B MRP Shares are Outstanding and Moody’s or any Other Rating Agency which so requires is then rating such shares, the Corporation shall deliver to each rating agency which is then rating Series B MRP Shares and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines at such times and containing such information as set forth in the respective Rating Agency Guidelines.

Section 8. Notice.

All notices and communications provided for hereunder shall be made in accordance with Section 18 of the Securities Purchase Agreement, except as otherwise provided in these terms of the Series B MRP Shares or by the MGCL for notices of stockholders’ meetings.

Section 9. Waiver.

Without limiting Section 4(k) and Section 4(l) above, to the extent permitted by Maryland law and the 1940 Act, holders of a 1940 Act Majority of the outstanding shares of Preferred Stock, acting collectively or voting separately from any other series, may by affirmative vote waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Directors.

Section 10. Termination.

If no Series B MRP Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Corporation under these terms of the Series B MRP Shares, shall terminate as to such Series B MRP Shares.

Section 11. Rating Agency Requests.

 (a) In the event the Corporation has been requested by an NRSRO which is then rating the Series B MRP Shares to take any action with respect to such Series B MRP Shares to maintain the rating of such NRSRO thereon and such action would require the vote of the Holders of Series B MRP Shares, if the Corporation shall give written notice of such request in reasonable detail of such action by the related NRSRO in writing to each Holder of Series B MRP Shares in accordance with the requirements of Section 18 of the Securities Purchase Agreement, (but only by delivery by nationally recognized courier service of hard copies and only if such “courier” receives written acknowledgement of receipt by such Holder) (such notice being referred to as the “Corporation Request”), a Holder shall be deemed to have agreed to the matters requested by the Corporation in such Corporation Request if such Holder does not object to the Corporation Request within 30 days after receipt of the Corporation Request.

 (b) Subject to the provisions of these terms of the Series B MRP Shares, including Section 11(a), the Board of Directors may, by resolution duly adopted, without stockholder approval (except as otherwise provided by these terms of the Series B MRP Shares or required by applicable law), modify these terms of the Series B MRP Shares to reflect any modification hereto which the Board of Directors is entitled to adopt pursuant to the terms of Section 11(a) hereof.

Section 12. Priority Debt Incurrence Restrictions.

 (a) If (x) the Corporation is out of compliance with the Priority Debt Incurrence Asset Coverage as of the most recent Valuation Date or other most recent determination and (y) the

Corporation would fail the Priority Debt Test immediately after giving effect, on a pro forma basis, to such action, then the Corporation shall not (i) incur additional Priority Debt, (ii) issue, renew, extend or amend (including by automatic renewal or extension) any letter of credit constituting Priority Debt, to the extent such action results in the issuance of a new letter of credit or an increase in the stated amount, term or other credit exposure thereunder, or (iii) borrow under existing Priority Debt.

 (b)  If the Corporation fails to comply with this Section 12(a) (a “Priority Debt Incurrence Breach”), then the Corporation shall, no later than five (5) Business Days after a Priority Debt Incurrence Breach, deliver to each Holder of Series B MRP Shares a written notice (a “Priority Debt Incurrence Offer Notice”) offering to redeem (the “Priority Debt Incurrence Offer”) all or any portion of the Series B MRP Shares held by such Holder.

 (c)  The redemption price applicable to any Series B MRP Shares redeemed pursuant to a Priority Debt Incurrence Offer shall be an amount equal to (i) the Series B MRP Liquidation Preference Amount plus (ii) a redemption amount equal to 2% of the Series B MRP Liquidation Preference Amount, plus (iii) accumulated but unpaid dividends and other distributions on the Series B MRP Shares (whether or not earned or declared by the Corporation, but excluding interest thereon) to, but excluding, the date fixed for redemption and otherwise in accordance with Section 3(b) and Section 3(c) (as applicable).

 (d)  Each Holder shall have the right, in its sole discretion, to accept or reject a Priority Debt Incurrence Offer with respect to all or any portion of the Series B MRP Shares held by such Holder. The Priority Debt Incurrence Offer Notice shall specify (i) the date fixed for redemption (the “Priority Debt Incurrence Redemption Date”), which shall be not less than 10 Business Days and not more than 30 Business Days after the date of the Priority Debt Incurrence Offer Notice, and (ii) the deadline and procedures for such Holder to accept the Priority Debt Incurrence Offer (including delivery of an acceptance notice), which deadline shall be not less than 5 Business Days prior to the Priority Debt Incurrence Redemption Date.

 (e)  A Holder may accept a Priority Debt Incurrence Offer with respect to less than all of such Holder’s Series B MRP Shares. No failure by any Holder to accept a Priority Debt Incurrence Offer shall affect the validity of such offer as to any other Holder or obligate any other Holder to accept such offer.

Section 13. Priority Debt Maintenance.

 (a) If, as of any Valuation Date (a “Priority Debt Trigger Date”), (i) the Corporation is not in compliance with the Priority Debt Maintenance Asset Coverage, and (ii) the Corporation is not in compliance with the Priority Debt Test, then the Corporation shall comply with paragraph (b) below.

 (b)  Within the Priority Debt Cure Period following the Priority Debt Trigger Date, the Corporation shall either: (i) obtain the written consent of the Required Holders waiving such noncompliance; or (ii) cure the failure to satisfy the Priority Debt Test by repaying principal of outstanding Priority Debt (and/or taking such other actions as reduce Priority Debt) in an amount sufficient so that the Priority Debt Test is satisfied.

 (c)  If the Corporation has not obtained a waiver under Section 13(b)(i) or effected a cure under paragraph (b)(ii) within the Priority Debt Cure Period, then, the Corporation shall, no later than five (5) Business Days following the expiration of the Priority Debt Cure Period, deliver to each Holder of Series B MRP Shares a written notice (a “Priority Debt Maintenance Offer Notice”) offering to redeem (the “Priority Debt Maintenance Offer”) all or any portion of the Series B MRP Shares held by such Holder.

 (d)  The redemption price applicable to any Series B MRP Shares redeemed pursuant to a Priority Debt Maintenance Offer shall be an amount equal to (i) the Series B MRP Liquidation Preference Amount plus (ii) a redemption amount equal to 2% of the Series B MRP Liquidation Preference Amount plus (iii) accumulated but unpaid dividends and other distributions on the Series B MRP Shares (whether or not earned or declared by the Corporation, but excluding interest thereon) to, but excluding, the date fixed for redemption, and otherwise in accordance with Section 3(b) and Section 3(c) (as applicable).

 (e)  Each Holder shall have the right, in its sole discretion, to accept or reject a Priority Debt Maintenance Offer with respect to all or any portion of the Series B MRP Shares held by such Holder. The Priority Debt Maintenance Offer Notice shall specify (i) the date fixed for redemption (the “Priority Debt Maintenance Redemption Date”), which shall be not less than 10 Business Days and not more than 30 Business Days after the date of the Priority Debt Maintenance Offer Notice, and (ii) the deadline and procedures for such Holder to accept the Priority Debt Maintenance Offer (including delivery of an acceptance notice), which deadline shall be not less than 5 Business Days prior to the Priority Debt Maintenance Redemption Date.

 (f)  A Holder may accept a Priority Debt Maintenance Offer with respect to less than all of such Holder’s Series B MRP Shares. No failure by any Holder to accept a Priority Debt Maintenance Offer shall affect the validity of such offer as to any other Holder or obligate any other Holder to accept such offer.

 (g)  Notwithstanding any other provision of these Articles Supplementary, in connection with any redemption of Series B MRP Shares pursuant to Section 3, Section 12 or Section 13, the Corporation shall file with the Commission notice of its intention to redeem such Series B MRP Shares in accordance with Rule 23c-2 under the 1940 Act (or any successor rule or regulation); the date fixed for any such redemption as may be necessary to permit the Corporation to comply with the filing requirements of Rule 23c-2 under the 1940 Act (the “Rule 23c-2 Compliance Date”); provided that nothing in this Section 13(g) shall relieve the Corporation of its obligation to deliver any Notice of Redemption, Priority Debt Incurrence Offer Notice or Priority Debt Maintenance Offer Notice within the time period specified in the applicable provision, or to effect the applicable redemption on or prior to the Rule 23c-2 Compliance Date.

Section 14. Definitions.

As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Corporation.

“Agency Discounted Value” means the quotient of the Market Value of an Eligible Asset divided by the applicable Rating Agency Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Agency Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Agency Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

“Applicable Rate” means 6.476% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

“Asset Coverage Cure Date” has the meaning set forth in Section 3(a)(iii).

“Basic Maintenance Amount” has the meaning set forth in such Rating Agency Guidelines.

“Board of Directors” or “Board” means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed or any day on which the New York Stock Exchange is closed for trading.

“Bylaws” means the bylaws of the Corporation as adopted on November 20, 2015 and amended on July 16, 2018, as may be further amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Corporation.

“Credit Agreement” means that certain Committed Facility Agreement dated as of March 9, 2023 between the Corporation and BNP Paribas Prime Brokerage International, Ltd., as amended, modified, supplemented, replaced or refinanced from time to time.

“Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Period” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Rate” means, for any calendar day, the Applicable Rate in effect on such day (without adjustment for any credit rating change on the Series B MRP Shares) plus 5% per annum.

“Default Rate Cure Period” has the meaning set forth in Section 2(c)(iii) hereof.

“Dividend Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Dividend Payment Date” means the last Business Day of each January, February, March, April, May, June, July, August, September, October, November and December.

“Dividend Period” means the period from and including the Original Issue Date or other date of the original issuance thereof, as applicable, and ending on and including the next following Dividend Payment Date, and each subsequent period from but excluding a Dividend Payment Date and ending on and including the next following Dividend Payment Date.

“Dividend Rate” has the meaning set forth in Section 2(c)(i) hereof.

“Eligible Assets” means assets of the Corporation, if any, set forth in the Rating Agency Guidelines of each Rating Agency as eligible for inclusion in calculating the Agency Discounted Value of the Corporation’s assets in connection with the Rating Agency’s rating of any series of MRP Shares.

“Holder” means, with respect to Series B MRP Shares, the registered holder of Series B MRP Shares as the same appears on the stock ledger or stock records of the Corporation.

“Make‑Whole Amount” for each Series B MRP Share means, with respect to any Series B MRP Share, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Series B MRP Liquidation Preference Amount of such Series B MRP Share over the amount of such Series B MRP Liquidation Preference Amount, provided that the Make‑Whole Amount may in no event be less than zero.  For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:

 (1) “Discounted Value” means, with respect to the Series B MRP Liquidation Preference Amount of any Series B MRP Share, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Series B MRP Liquidation Preference Amount from their respective scheduled due dates to the Settlement Date with respect to such Series B MRP Liquidation Preference Amount, in accordance with accepted financial practice and at a discount factor (applied monthly on a Dividend Payment Date) equal to the Reinvestment Yield with respect to such Series B MRP Liquidation Preference Amount.

 (2) “Reinvestment Yield” means, with respect to the Series B MRP Liquidation Preference Amount of any Series B MRP Share, 0.50% over the yield to maturity implied by (i) the “Ask-Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Series B MRP Liquidation Preference Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Series B MRP Liquidation Preference Amount as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the dividend rate of the applicable Series B MRP Shares.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Series B MRP Liquidation Preference Amount of any Series B MRP Shares, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Series B MRP Liquidation Preference Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Series B MRP Liquidation Preference Amount as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the dividend rate of the applicable Series B MRP Shares.

 (3) “Remaining Average Life” means, with respect to the Series B MRP Liquidation Preference Amount, the number of years (calculated to the nearest one‑twelfth year) that will elapse between the Settlement Date with respect to the Series B MRP Liquidation Preference Amount and the scheduled due date of such Remaining Scheduled Payment.

 (4) “Remaining Scheduled Payments” means, with respect to the Series B MRP Liquidation Preference Amount of any Series B MRP Share, all payments of such Series B MRP Liquidation Preference Amount and dividends thereon at the Applicable Rate or the Default Rate (as applicable),  as if they were paid on each Dividend Payment Date after the Settlement Date with respect to such Series B MRP Liquidation Preference Amount if no payment of such Series B MRP Liquidation Preference Amount were made prior to the Series B Term Redemption Date, provided that if such Settlement Date is not a Dividend Payment Date, then the amount of the next succeeding scheduled dividend payment will be reduced by the amount of dividends accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.

 (5) “Settlement Date” means, with respect to the Series B MRP Liquidation Preference Amount of any Series B MRP Share, the date on which such Series B MRP Liquidation Preference Amount is to be prepaid pursuant to Section 3.

“Mandatory Redemption Date” has the meaning set forth in Section 3(a)(iv) hereof.

“Market Value” means the fair value of an asset of the Corporation determined pursuant to the Corporation’s Valuation and Fair Value Pricing Policies and Procedures.

“MGCL” has the meaning set forth in Section 1(e) hereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors at law.

“MRP Shares Basic Maintenance Amount” means, so long as a Ratings Agency is then rating any series of the Outstanding MRP Shares, the maintenance of Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount, as separately determined; provided, however, (i) if no NRSRO is rating any series of the Outstanding MRP Shares or (ii) if the Ratings Agency does not incorporate the Basic Maintenance Amount in its Rating Agency Guidelines, the Corporation shall be deemed to have Eligible Assets with an aggregate Discounted Value in excess of the Basic Maintenance Amount for the purposes of this definition.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations adopted by the Commission thereunder.

“1940 Act Majority” has the meaning set forth in Section 4(f) hereof.

“Notice of Redemption” is defined in Section 3(b).

“NRSRO” means any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. or S&P Global Ratings, a division of S&P Global, or any of their successors at law.

“Other Rating Agency” means each NRSRO, if any, other than Moody’s then providing a rating for the Series B MRP Shares pursuant to the request of the Corporation.

“Original Issue Date” means September 18, 2026.

“Outstanding” or “outstanding” means, with respect to the Series B MRP Shares as of any date, the Series B MRP Shares theretofore issued by the Corporation except, without duplication, any Series B MRP Shares theretofore canceled, redeemed or repurchased by the Corporation.  Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum) and for purposes of determining the MRP Shares Basic Maintenance Amount, any of the Series B MRP Shares to which the Corporation or any Affiliate of the Corporation shall be the Holder shall be disregarded and not deemed outstanding.

“Parity Stock” shall have the meaning set forth in Section 3(i) hereof.

“Person” or “person” means and includes an individual, a corporation, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Stock” means the shares of Preferred Stock, par value $0.0001 per share, including shares of the Series A Perpetual Preferred Stock, par value $0.0001 per share, and the Series B MRP Shares, of the Corporation from time to time.

“Priority Debt” means, without duplication, all financing type obligations of the Corporation that are senior to the Series B MRP Shares including (without limitation) (i) indebtedness for borrowed money, (ii) as of any date of determination, the aggregate stated amount (or, if no stated amount, the maximum face amount available to be drawn) of all letters of credit, bankers’ acceptances and similar instruments issued, assumed or supported by the Corporation and outstanding as of such date, (iii) guarantees of the foregoing; and (iv) any other obligation incurred for the purpose of financing or providing credit support, in each case Senior to the Series B MRP Shares, provided that to the extent any amount in respect of a letter of credit results in a funded reimbursement obligation constituting indebtedness for borrowed money included under clause (i), such amount shall not also be included under clause (ii); and provided further that Priority Debt excludes trade payables, accrued expenses, taxes, and other ordinary-course operating liabilities.

“Priority Debt Cure Period” means the period of seven (7) Business Days following the applicable Valuation Date.

“Priority Debt Test” means that, as of each Valuation Date, Priority Debt is less than 5% of Total Managed Assets.

“Priority Debt Incurrence Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, as in effect on the date of issuance of the Series B MRP Shares, of at least 275% with respect to all outstanding Senior Securities and Preferred Stock, including all outstanding Series B MRP Shares, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

“Priority Debt Maintenance Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, as in effect on the date of issuance of the Series B MRP Shares, of at least 250% with respect to all outstanding Senior Securities and Preferred

Stock, including all outstanding Series B MRP Shares, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

“Rating Agency” means each of Moody’s (if Moody’s is then rating Series B MRP Shares) and any Other Rating Agency.

“Rating Agency Discount Factor” means the discount factors, if any, set forth in the Rating Agency Guidelines of each Rating Agency for use in calculating the Agency Discounted Value of the Corporation’s assets in connection with the Rating Agency’s rating of any series of MRP Shares.

“Rating Agency Guidelines” mean the guidelines provided by each Rating Agency, as may be amended from time to time, in connection with such Rating Agency’s rating of Series B MRP Shares.

“Redemption Date” has the meaning set forth in Section 2(c)(ii) hereof.

“Redemption Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Restricted Payment Covenant” has the meaning set forth in Section 4(f)(iii) hereof.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated as of September 18, 2026, as amended from time to time, of the Corporation in respect of the Series B MRP Shares.

“Senior Securities” means indebtedness for borrowed money of the Corporation including, without limitation, the bank borrowings and (without duplication) other indebtedness of the Corporation within the meaning of Section 18 of the 1940 Act.

“Senior to the Series B MRP Shares” means, with respect to any obligation, that such obligation ranks senior in right of payment to the Series B MRP Shares (including as to distributions and payments on liquidation), whether by its terms, by operation of law, or as a result of any lien or other credit support on the Corporation’s assets.

"Total Managed Assets" means, at any time, the total assets of the Corporation (including assets attributable to leverage) minus liabilities other than the Corporation’s indebtedness for borrowed money and preferred equity leverage, in each case, as would be shown on a balance sheet of the Corporation prepared in accordance with GAAP.

“Series B MRP Liquidation Preference Amount” means, for the Series B MRP Shares, liquidation preference, $25.00 per share.

“Series B MRP Shares Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, as in effect on the date of issuance of the Series B MRP Shares, of at least 225% with respect to all outstanding Senior Securities and Preferred Stock, including all outstanding Series B MRP Shares, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

“Series B MRP Shares” means the Series B Mandatory Redeemable Preferred Stock of the Corporation.

“Series B Term Redemption Date” means September 18, 2031 for the Series B MRP Shares.

“Special Proviso” shall have the meaning set forth in Section 3(a)(iv).

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, however, that such first Valuation Date shall be not more than one week after the date on which Series B MRP Shares initially are issued.

“Voting Period” shall have the meaning set forth in Section 4(b) hereof.

Section 15. Interpretation.

References to sections, subsections, clauses, sub‑clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub‑clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.

Third:  The Series B MRP Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

Fourth:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

Fifth:  These Articles Supplementary shall be effective as of September 18, 2026, such time not to exceed 30 days after these Articles Supplementary are accepted for record by the SDAT..

Sixth:  The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

In Witness Whereof, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 16th day of September, 2026.

Attest:		RiverNorth Opportunities Fund, Inc.

/s/ Marcus L. Collins		/s/ Patrice W. Galley
Name:	Marcus L. Collins	Name:	Patrick W. Galley
Title:	Secretary, General Counsel and Chief Compliance Officer	Title:	President

[Signature Page to Articles Supplementary]